UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

GANNETT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-6961	16-0442930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia 22107-0910

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (703) 854-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 16, 2013, Gannett Co., Inc. (“Gannett”) announced that Gannett and Belo Corp. (“Belo”) had reached agreement, pursuant to a consent decree, with the U.S. Department of Justice that should permit the companies to complete Gannett’s previously announced acquisition of Belo in 2013.

On December 20, 2013, Gannett announced that the Federal Communications Commission had granted approval for Gannett’s previously announced acquisition of Belo, all regulatory approvals for the transaction have been received and Gannett intends to move forward with its acquisition of Belo.

A copy of each press release is filed as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

The following exhibits are filed or furnished, as appropriate, as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release of Gannett Co., Inc. dated December 16, 2013 (filed herewith).

99.2	News Release of Gannett Co., Inc. dated December 20, 2013 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013	GANNETT CO., INC.

	By:	/s/ Todd A. Mayman
	Name:	Todd A. Mayman
	Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release of Gannett Co., Inc. dated December 16, 2013.

99.2	News Release of Gannett Co., Inc. dated December 20, 2013.